THE SECURITIES, IN THE FORM OF THE PROMISSORY NOTE OF TRAINING DEVICES INCORPORATED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                                   PROMISSORY NOTE

                                                         Englewood, Colorado
                                                               May____, 1999

     FOR VALUE RECEIVED, TRAINING DEVICES INC, a Colorado corporation, 7367
S. Revere Parkway, Building #2, Englewood, Colorado 80112 and its successors and assigns, (the "Maker") promises to pay to the order of [Name] ("Holder"), at [Address] or at such other place as Holder may from time to time designate in writing, the principal sum of one hundred thousand dollars ($100,000) in lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided. This Note is one of a series of Notes containing the same terms as this Note.

     1. INTEREST RATE. The unpaid principal balance of this Note shall bear interest at the rate of fourteen percent (14%) per annum, simple interest.

     2. PAYMENT/MATURITY DATE. The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be due and payable on May 31, 2000. The Company may extend the maturity date of the Note for up to two three-month periods upon providing notification of such extension to the Noteholders, and by issuing the Noteholders 10,000 common stock purchase warrants per each $100,000 principal amount Note, substantially similar to the Warrants described in the Company's Private Placement Memorandum dated May 25, 1999. The Notes will be payable earlier if the Company receives gross proceeds of $5 million or more in any financing after the date of issuance of this Note, excluding any funds received from the issuance of the series of Notes of which this Note is a part.

     3.   DEFAULT INTEREST AND ATTORNEY FEES.   Upon declaration of a default
hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs, and fees shall bear interest at the rate of eighteen percent (18%) per annum from the date of default, or the date of advance, as applicable. In the event of default, the Maker and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

     4. ADDITIONAL CASH PAYMENTS. As additional payment on the Notes, the Maker will pay the Holder of this Note (or the last holder before the Note is paid off) an additional amount of $10,000 per year per $100,000 Note for five years, beginning June 1, 2000, with the first payment made on May 31, 2001.

     5. INTEREST CALCULATION. Daily interest shall be calculated on a 365-day year and the actual number of days in each month.

     6.   PREPAYMENT.  This Note may be prepaid in whole but not in part.

     7.   COSTS OF COLLECTION.  Maker agrees that if, and as often as, this
Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, Maker shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Maker or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

     8. DEFAULT. At the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, with written notice of default and demand, and with five days notice to cure any default, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:

          a. Maker's failure to make any payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Note.

          b. Maker's breach or violation of any agreement or covenant contained in this Note, or in any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

          c.   Dissolution, liquidation or termination of Maker.

     9. APPLICATION OF PAYMENTS. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (1) costs of collection, including reasonable attorney's fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (2) default interest accrued to the date of said payment; (3) ordinary interest accrued to the date of said payment; and
(4) finally, outstanding principal.

     10. ASSIGNMENT OF NOTE. This Note may be assigned by Maker to any entity that acquires Maker or substantially all of Maker's assets.

     11. NON-WAIVER. No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

     12. MAXIMUM INTEREST. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Maker and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Maker) and not to the payment of Interest.

     13.  PURPOSE OF LOAN.  Maker certifies that the loan evidenced by this
Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household, or agricultural purposes.

     14. GOVERNING LAW. As an additional consideration for the extension of credit, Maker and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado, and such parties further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in the State of Colorado, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

     15. BINDING EFFECT. The term "Maker" as used herein shall include the original Maker of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Maker of this Note alone as Maker unless Holder has consented in writing to the substitution of another party as Maker. The term "Holder" as used herein shall mean Holder or, if this Note is transferred, the then Holder of this Note.

     16. RELATIONSHIP OF PARTIES. Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Maker and Holder, Holder is acting hereunder as a lender only.

     17. SEVERABILITY. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

     18. AMENDMENT. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

     19. TIME OF THE ESSENCE. Time is of the essence for the performance of each and every obligation of Maker hereunder.

     IN WITNESS WHEREOF, the undersigned has executed this Note this _______ day of May, 1999.

                                   TRAINING DEVICES INC.,
                                    a Colorado corporation



                                   By:
                                      -------------------------------
                                   Ronald C.  Ellington, CEO

-----------------------------------
     Witness

                                    SCHEDULE 10.3

     As of July 29, 1999, the following persons and entities have subscribed for Promissory Notes, the form of which is attached as EXHIBIT 10.3, issued in the 1999 private offering:


                           INVESTOR                    NOTE            WARRANTS
                                                      AMOUNT              DUE
Eugene C. McColley                                    $50,000           15,000
Margaret M. Bathgate                                   50,000           15,000
Leonard Hawkins                                        25,000            7,500
Victor Kashner                                         25,000            7,500
FISERV FBO James E. Hosch IRA                          20,000            6,000
Robert Dunham Nostrand                                 50,000           15,000
FCS FBO Dudley Bailey, IRA                             25,000            7,500
Edward C. Larkin                                       15,000            4,500
OK Associates Pension Trust                            25,000            7,500
Robert M. Nieder                                       50,000           15,000
Richard F. Cooper, JR                                  25,000            7,500
Russell E. And Lucia Stubbings JTWROS                  50,000           15,000
George Andrew Johnson                                 100,000           30,000
James Hosch                                            30,000            9,000
Dick Huebner                                           50,000           15,000
Paul P. Giunto                                         50,000           15,000
Suzanne Knight Nostrand                                50,000           15,000
Claire D. Mindock                                      50,000           15,000
                                                     --------         --------
                                                     $740,000          222,000
                                                     --------         --------
                                                     --------         --------


                                Schedule 10-3 - Page 1